Exhibit 10.1

MIAMI LAKES BUSINESS PARK-EAST

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made as of the 15th day of October, 2012 by and between JDRP ASSOCIATES NO. 1, LTD. (“Lessor”) and HEARTWARE, INC. (“Lessee”) as guaranteed by HEARTWARE INTERNATIONAL, INC. (“Guarantor”).

RECITALS:

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated April 17, 2008 as amended by the First Amendment to Lease dated September 30, 2010 (collectively, the “Lease”). Pursuant to the Lease, Lessor leased to Lessee and Lessee from Lessor an “agreed upon” 59,165 square feet of gross rentable area located at 14000-14050 NW 57th Court, Miami Lakes, Florida 33014 (the “Demised Premises” or “Premises”). The Demised Premises is located in a Building (the “Building”) within the business park commonly known as Miami Lakes Business Park – East; and

WHEREAS, the Lease Term (the “Lease Term”) is scheduled to expire June 30, 2013; and

WHEREAS, Lessor and Lessee desire to: (i) extend the Lease Term for a period of Three (3) months; and (ii) make certain other modifications to the Lease.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of ten and no/100 dollars ($10.00) in hand paid by each party to the other, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties agree as follows:

1. Recitals. The recitals contained above are true to the best of the parties’ knowledge and are incorporated by reference herein.

2. Defined Terms. Except as otherwise defined herein, all terms and phrases used in this Second Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall control.

3. Lease Term. The Lease Term, as hereby amended, is extended to expire on the last day of September, 2013 and, except as otherwise provided herein, Lessee hereby waives and forever releases any option to renew or extend the Lease Term subsequent to September 30, 2013.

1	Lessor	Lessee

4. Base Rent. Commencing July 1, 2013, the Base Rent payable by Lessee shall be as follows:

July 1, 2013 through September 30, 2013: Equal monthly installments of $47,076.11 plus sales tax and any other charges pursuant to the Lease.

Base Rent shall be payable in monthly installments due in advance on the first day of each month of the Lease Term, as hereby extended.

5. Condition of the Premises. Lessor shall not be required to do any work in or upon the Premises or the Building to ready the same for Lessee’s continued use or occupancy of the Premises. Lessee agrees to accept the Premises in its “as-is” condition, it being acknowledged that Lessee is fully familiar with the condition of the Premises.

6. Option To Renew, Expansion Right. Effective upon the full execution of this Second Amendment, Section 7 of the First Amendment (Option to Renew) and Section 8 of the First Amendment (Expansion Right) shall be deleted in their entirety and be of no further force and effect.

7. Brokerage. Lessor and Lessee each warrant and represent that it dealt with no brokers in connection with this transaction other than CBRE, Inc. and N/A (hereinafter referred to as “Brokers”) and had no conversations or dealings with any broker other than the Brokers in connection with this transaction. Lessee hereby indemnifies Lessor against any claims of any broker with whom Lessee had any dealings other than the Brokers and agrees to reimburse Lessor for any damages Lessor might sustain by reason of such claims, including Lessor’s cost of defending any action in connection therewith and any reasonable legal fees of Lessor in connection therewith. Lessor is responsible for the payment of all brokerage commissions to the Brokers. Lessor hereby indemnifies Lessee against any claims of any broker with whom Lessor had any dealings other than the Brokers and agrees to reimburse Lessee for any damages Lessee might sustain by reason of such claims, including Lessee’s cost of defending any action in connection therewith and any reasonable legal fees of Lessee in connection therewith.

8. Ratification. Except as amended hereby, all the terms and conditions of the Lease, as heretofore in effect, shall remain in full force and effect and all the terms and conditions of the Lease, as hereby amended, are hereby ratified and confirmed in all respects.

9. Authority. Each of the persons executing this Second Amendment hereby covenants and warrants to the other parties that Lessor, Lessee, or Guarantor, as the case may be, has the full right and authority to enter into this Second Amendment, and that the person signing on behalf of Lessor, Lessee, or Guarantor, as the case may be, is authorized to do so.

2	Lessor	Lessee

10. Partial Invalidity. If any provision of this Second Amendment or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Second Amendment or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Second Amendment shall be valid and enforced to the fullest extent permitted by law.

11. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

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3	Lessor	Lessee

IN WITNESS WHEREOF, the parties hereto have, or have caused to be, executed this Second Amendment as of the day and year first set forth above.

WITNESSES:	LESSOR:
JDRP ASSOCIATES NO. 1, LTD.,
/s/ M.A. Carlevale	by its Agent, Peter Lawrence
Commercial Real Estate, Inc.
Print Name: M.A. Carlevale

/s/ Beverly Nesmith	By:	/s/ Kristopher M. Hoover
Kristopher M. Hoover
Print Name: Beverly Nesmith		President

WITNESSES:	LESSEE:
HEARTWARE, INC.,
/s/ Andres Toledo	a Delaware corporation

Print Name: Andres Toledo
	By:	/s/ Larry Knopf
/s/ Cary DeBien
	Name:	Larry Knopf
Print Name: Cary DeBien
	Title:	SVP
Acknowledged by the undersigned as guarantor:
WITNESSES:	GUARANTOR:
HEARTWARE INTERNATIONAL, INC.,
/s/ Andres Toledo	a Delaware corporation

Print Name: Andres Toledo
	By:	/s/ Larry Knopf
/s/ Cary DeBien
	Name:	Larry Knopf
Print Name: Cary DeBien
	Title:	SVP

4	Lessor	Lessee